Exhibit C(3)
______________________________________________________________________________


                        PORTLAND GENERAL ELECTRIC COMPANY


                                       TO

                                  HSBC BANK USA
                       (FORMERLY THE MARINE MIDLAND TRUST
                              COMPANY OF NEW YORK)
                                    Trustee.




                       Fifty-second Supplemental Indenture


                              Dated: April 1, 2003




                        $50,000,000 First Mortgage Bonds,
                             5.279% Series, due 2013



            Supplemental to Indenture of Mortgage and Deed of Trust, dated July 1, 1945 of Portland General Electric Company.


      THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A TRANSMITTING UTILITY
           THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS



--------------------------------------------------------------------------------

          This FIFTY-SECOND SUPPLEMENTAL INDENTURE (hereinafter this "Supplemental Indenture"), dated April 1, 2003, is made by and between Portland General Electric Company, an Oregon corporation (hereinafter called the "Company"), and HSBC Bank USA (formerly The Marine Midland Trust Company of New
York), a New York banking corporation and trust company (hereinafter called the "Trustee").

          WHEREAS, the Company has heretofore executed and delivered its Indenture of Mortgage and Deed of Trust (herein sometimes referred to as the "Original Indenture"), dated July 1, 1945, to the Trustee to secure an issue of First Mortgage Bonds of the Company; and

          WHEREAS, bonds in the aggregate principal amount of $34,000,000 have heretofore been issued under and in accordance with the terms of the Original Indenture as bonds of an initial series designated "First Mortgage Bonds, 3-1/8% Series due 1975" (herein sometimes referred to as the "Bonds of the 1975 Series"); and

          WHEREAS, the Company has heretofore executed and delivered to the Trustee several supplemental indentures which provided, among other things, for the creation or issuance of several new series of First Mortgage Bonds under the terms of the Original Indenture as follows:

Supplemental
Indenture               Dated        Series Designation                              Principal Amount
---------               -----        ------------------                              ----------------

First                   11-1-47      3-1/2   %  Series due 1977                      $   6,000,000   (1)

Second                  11-1-48      3-1/2   %  Series due 1977                          4,000,000   (1)

Third                   5-1-52       3-1/2   %  Second Series due 1977                   4,000,000   (1)

Fourth                  11-1-53      4-1/8   %  Series due 1983                          8,000,000   (2)

Fifth                   11-1-54      3-3/8   %  Series due 1984                         12,000,000   (1)

Sixth                   9-1-56       4-1/4   %  Series due 1986                         16,000,000   (1)

Seventh                 6-1-57       4-7/8   %  Series due 1987                         10,000,000   (1)

Eighth                  12-1-57      5-1/2   %  Series due 1987                         15,000,000   (3)

Ninth                   6-1-60       5-1/4   %  Series due 1990                         15,000,000   (1)

Tenth                   11-1-61      5-1/8   %  Series due 1991                         12,000,000   (1)

Eleventh                2-1-63       4-5/8   %  Series due 1993                         15,000,000   (1)

Twelfth                 6-1-63       4-3/4   %  Series due 1993                         18,000,000   (1)

Thirteenth              4-1-64       4-3/4   %  Series due 1994                         18,000,000   (1)

Fourteenth              3-1-65       4.70    %  Series due 1995                         14,000,000   (1)

Fifteenth               6-1-66       5-7/8   %  Series due 1996                         12,000,000   (1)

Sixteenth               10-1-67      6.60    %  Series due October 1, 1997              24,000,000   (1)


                                      -1-

Supplemental
Indenture               Dated        Series Designation                              Principal Amount
---------               -----        ------------------                              ----------------

Seventeenth             4-1-70       8-3/4   %  Series due April 1, 1977                20,000,000   (1)

Eighteenth              11-1-70      9-7/8   %  Series due November 1, 2000             20,000,000   (4)

Nineteenth              11-1-71      8       %  Series due November 1, 2001             20,000,000   (4)

Twentieth               11-1-72      7-3/4   %  Series due November 1, 2002             20,000,000   (4)

Twenty-first            4-1-73       7.95    %  Series due April 1, 2003                35,000,000   (4)

Twenty-second           10-1-73      8-3/4   %  Series due October 1, 2003              17,000,000   (4)

Twenty-third            12-1-74      10-1/2  %  Series due December 1, 1980             40,000,000   (1)

Twenty-fourth           4-1-75       10      %  Series due April 1, 1982                40,000,000   (1)

Twenty-fifth            6-1-75       9-7/8   %  Series due June 1, 1985                 27,000,000   (1)

Twenty-sixth            12-1-75      11-5/8  %  Series due December 1, 2005             50,000,000   (4)

Twenty-seventh          4-1-76       9-1/2   %  Series due April 1, 2006                50,000,000   (4)

Twenty-eighth           9-1-76       9-3/4   %  Series due September 1, 1996            62,500,000   (4)

Twenty-ninth            6-1-88       8-3/4   %  Series due June 1, 2007                 50,000,000   (4)

Thirtieth               10-1-78      9.40    %  Series due January 1, 1999              25,000,000   (4)

Thirty-first            11-1-78      9.80    %  Series due November 1, 1998             50,000,000   (4)

Thirty-second           2-1-80       13-1/4  %  Series due February 1, 2000             55,000,000   (4)

Thirty-third            8-1-80       13-7/8  %  Series due August 1, 2010               75,000,000   (4)

Thirty-sixth            10-1-82      13-1/2  %  Series due October 1, 2012              75,000,000   (4)

Thirty-seventh          11-15-84     11-5/8  %  Extendable Series A due                 75,000,000   (4)
                                                November 15, 1999

Thirty-eighth           6-1-85       10-3/4  %  Series due June 1, 1995                 60,000,000   (4)

Thirty-ninth            3-1-86       9-5/8   %  Series due March 1, 2016               100,000,000   (4)

Fortieth                10-1-90                 Medium Term Note Series                200,000,000

Forty-first             12-1-91                 Medium Term Note Series I              150,000,000

Forty-second            4-1-93       7-3/4   %  Series due April 15, 2023              150,000,000

Forty-third             7-1-93                  Medium Term Notes Series II             75,000,000

Forty-fourth            8-1-94                  Medium Term Notes Series III            75,000,000   (1)

Forty-fifth             5-1-95                  Medium Term Notes Series IV             75,000,000

Forty-sixth             8-1-96                  Medium Term Notes Series V              50,000,000   (1)

Forty-seventh           12-14-01                Second Series due 2002                 150,000,000   (4)

                                      -2-

Supplemental
Indenture               Dated        Series Designation                              Principal Amount
---------               -----        ------------------                              ----------------

Forty-eighth            6-1-02                  Collateral Series due 2003              72,000,000

Forty-ninth             6-1-02                  Second Collateral Series due 2003      150,000,000

Fiftieth                10-1-02        8-1/8 %  Series Due 2010                        150,000,000

Fifty-first             10-1-02      5.6675  %  Series Due 2012                        100,000,000

(1)  Paid in full at maturity.
(2) This entire issue of Bonds was redeemed out of proceeds from the sale of First Mortgage Bonds, 3-3/8% Series due 1984.
(3) This entire issue of Bonds was redeemed out of proceeds from the sale of First Mortgage Bonds, 4-5/8% Series due 1993.
(4)  Redeemed in full prior to maturity.

which bonds are sometimes referred to herein as the "Bonds of the 1977 Series," "Bonds of the 1977 Second Series," "Bonds of the 1983 Series," "Bonds of the 1984 Series," "Bonds of the 1986 Series," "Bonds of the 4-7/8% Series due 1987," "Bonds of the 5 1/2% Series due 1987," "Bonds of the 1990 Series," "Bonds of the 1991 Series," "Bonds of the 4-5/8% Series due 1993," "Bonds of the 4 3/4% Series due 1993," "Bonds of the 1994 Series," "Bonds of the 1995 Series," "Bonds of the 1996 Series," "Bonds of the 1997 Series," "Bonds of the 1977 Third Series," "Bonds of the 2000 Series," "Bonds of the 2001 Series," "Bonds of the 2002 Series," "Bonds of the 2003 Series," "Bonds of the 2003 Second Series," "Bonds of the 1980 Series," "Bonds of the 1982 Series," "Bonds of the 1985 Series," "Bonds of the 2005 Series," "Bonds of the 2006 Series," "Bonds of the 1996 Second Series," "Bonds of the 2007 Series," "Bonds of the 1999 Series," "Bonds of the 1998 Series," "Bonds of the 2000 Second Series," "Bonds of the 2010 Series," "Bonds of the 2012 Series," "Bonds of the Extendable Series A," "Bonds of the 1995 Second Series," "Bonds of the 2016 Series," "Bonds of the Medium Term Note Series," "Bonds of the Medium Term Note Series I," "Bonds of the 2023 Series," "Bonds of the Medium Term Note Series II," "Bonds of the Medium Term Note Series III," "Bonds of the Medium Term Note Series IV," "Bonds of the Medium Term Note Series V," "Bonds of the 2002 Second Series," "Bonds of the Collateral Series," "Bonds of the Second Collateral Series," "Bonds of the 2010 Second Series," and "Bonds of the 2012 Second Series," respectively; and

          WHEREAS, the Original Indenture provides that the Company and the Trustee, subject to the conditions and restrictions in the Original Indenture contained, may enter into an indenture or indentures supplemental thereto, which shall thereafter form a part of said Original Indenture, among other things, to mortgage, pledge, convey, transfer or assign to the Trustee and to subject to the lien of the Original Indenture with the same force and effect as though included in the granting clauses thereof, additional properties acquired by the Company after the execution and delivery of the Original Indenture, and to provide for the creation of any series of bonds (other than the Bonds of the 1975 Series), designating the series to be created and specifying the form and provisions of the bonds of such series as therein provided or permitted, and to provide a sinking, amortization, replacement or other analogous fund for the benefit of all or any of the bonds of any one or more series, of such character and of such amount, and upon such terms and conditions as shall be contained in such supplemental indenture; and

          WHEREAS, the Company has heretofore executed and delivered to the Trustee fifty-one supplemental indentures amending in certain respects the Original Indenture (such Original Indenture as so supplemented and amended is hereinafter referred to as the "Mortgage"); and

          WHEREAS, the Company desires to further amend the Mortgage in certain respects pursuant to Section 17.01 of the Original Indenture, and the Trustee has agreed to such amendments; and

          WHEREAS, the Company desires to provide for the creation of a new series of bonds to be known as "First Mortgage Bonds, 5.279% Series due 2013" (sometimes herein referred to as the "Bonds of the 2013 Series"), and to specify the form and provisions of the Bonds of the 2013 Series, and to mortgage, pledge, convey, transfer or assign to the Trustee and to subject to the lien of the Mortgage certain additional properties acquired by the Company since the execution and delivery of the Original Indenture; and

          WHEREAS, the Company intends at this time to issue $50,000,000 aggregate principal amount of Bonds of the 2013 Series under and in accordance with the terms of the Mortgage and this Supplemental Indenture (the Mortgage as so supplemented and amended by this Supplemental Indenture referred to as the "Indenture"); and

          WHEREAS, the Bonds of the 2013 Series and the Trustee's authentication certificate to be executed on the Bonds of the 2013 Series are to be substantially in the following form, respectively:

                  (Form of Bond of the 5.279% Series due 2013)
                                 [Face of Bond]

THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS BOND, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS BOND MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (A)(1) TO THE COMPANY, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS BOND IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT OR (5) IN ACCORDANCE WITH ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF EACH STATE OF THE UNITED STATES. IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE (5) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS BOND COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS BOND, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT.

If issued in global form and deposited with, or on behalf of, The Depository Trust Company or its nominee (a "Global Bond"), include the following:

THIS GLOBAL BOND IS HELD BY THE DEPOSITORY (AS DEFINED IN THE MORTGAGE AND SUPPLEMENTAL INDENTURE GOVERNING THIS BOND) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 1.10 OF THE SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL BOND MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 1.10(a) OF THE SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL BOND MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.06 OF THE MORTGAGE AND (IV) THIS GLOBAL BOND MAY BE TRANSFERRED AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Financial Guaranty Insurance Policy No. 20774BE, or any successor policy (the "Policy"), with respect to payments due for principal of and interest on this bond has been issued by Ambac Assurance Corporation ("Ambac"). The Policy has been delivered to The Bank of New York, New York, New York, as the Insurance Trustee under said Policy and will be held by such Insurance Trustee or any successor insurance trustee. The Policy is on file and available for inspection at the principal office of the Insurance Trustee and a copy thereof may be secured from Ambac or the Insurance Trustee. All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of this bond acknowledges and consents to the rights, including subrogation rights, of Ambac as more fully set forth in the Policy and the Indenture.

No. _____                                                           $__________
     CUSIP No. _____

                        PORTLAND GENERAL ELECTRIC COMPANY
                   FIRST MORTGAGE BOND, 5.279% SERIES DUE 2013

          Portland General Electric Company, an Oregon corporation (hereinafter sometimes called the "Company"), for value received, hereby promises to pay to ________________, or registered assigns, the principal sum of $_____________ on April 1, 2013 (the "Maturity Date"), except to the extent redeemed or repaid prior to the Maturity Date, and to pay interest thereon semi-annually in arrears on April 1 and October 1 (each an "Interest Payment Date") each year at the rate of 5.279 per cent per annum (calculated on the basis of a 360-day year of twelve 30-day months), for the period from the April 1 or October 1, as the case may be, next preceding the date hereof to which interest has been paid, or, if the date hereof is an April 1 or October 1 to which interest has been paid, from the date hereof, or, if the date hereof is prior to October 1, 2003, from April 1, 2003, provided, however, that if and to the extent the Company shall default in payment of the interest due on such April 1 or October 1, then from the next preceding date to which interest has been paid or if such default shall be in respect of the interest due on October 1, 2003, then from April 1, 2003, until payment of the principal hereof has been made or duly provided for. If the Maturity Date or an Interest Payment Date falls on a day which is not a Business Day, as defined below, principal or interest payable with respect to such Maturity Date or Interest Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date or Interest Payment Date, as the case may be. The person in whose name this bond (or one or more predecessor bonds) is registered at the close of business on the fifteenth day (whether or not such day is a Business Day) next preceding such Interest Payment Date (the "Record Date") shall be entitled to receive the interest payable hereon on such Interest Payment Date notwithstanding the cancellation of this bond upon any registration of transfer or exchange thereof subsequent to such Record Date and prior to such Interest Payment Date, unless the Company shall default in the payment of interest due on such Interest Payment Date, in which case the defaulted interest shall be paid to the person in whose name this bond (or one or more predecessor bonds) is registered on a subsequent record date fixed by the Company, which subsequent record date shall be fifteen (15) days prior to the payment of such defaulted interest; provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. As used herein "Business Day" means any day, other than a Saturday or Sunday, that is not a legal holiday or other day on which banking institutions are required or authorized by law, regulation or executive order to close in The City of New York, New York, or London, England.

          Payment of the principal of and interest on this bond will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          Reference is hereby made to the further provisions of this bond set forth on the reverse hereof, including redemption terms, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This bond shall not become or be valid or obligatory for any purpose until the authentication certificate hereon shall have been signed by the Trustee.

          IN WITNESS WHEREOF, PORTLAND GENERAL ELECTRIC COMPANY has caused this instrument to be executed manually or in facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be imprinted hereon.


Dated:

                                         PORTLAND GENERAL ELECTRIC COMPANY


                                         By:___________________________________
                                                  [Title]


Attest: _________________________
          [Assistant] Secretary

                (Form of Trustee's Authentication Certificate for
                      Bonds of the 5.279% Series due 2013)

          This is one of the bonds, of the series designated herein, described in the within-mentioned Indenture.

                                                  HSBC BANK USA, AS TRUSTEE


                                                  By: __________________________
                                                        Authorized Officer

                                [Reverse of Bond]

          This bond is one of the bonds of a series designated as First Mortgage Bonds, 5.279% Series due 2013 (sometimes herein referred to as the "Bonds of the 2013 Series") limited to a maximum aggregate principal amount of $50,000,000. Bonds of the 2013 Series are bonds of an authorized issue of bonds of the Company known as First Mortgage Bonds, not limited as to maximum aggregate principal amount, all issued or issuable in one or more series under and equally secured (except insofar as any sinking fund, replacement fund or other fund established in accordance with the provisions of the Indenture hereinafter mentioned may afford additional security for the bonds of any specific series) by an Indenture of Mortgage and Deed of Trust dated July 1, 1945, duly executed and delivered by the Company to HSBC Bank USA (formerly known as The Marine Midland Trust Company of New York), as Trustee, as supplemented, amended and modified by fifty-one supplemental indentures and by the Fifty-second Supplemental Indenture (such Indenture of Mortgage and Deed of Trust as so supplemented, amended and modified by such fifty-one supplemental indentures and the Fifty-second Supplemental Indenture being hereinafter called the "Indenture"), to which Indenture and all indentures supplemental thereto, including the Fifty-second Supplemental Indenture, reference is hereby made for a description of the property mortgaged and pledged as security for said bonds, the nature and extent of the security, and the rights, duties and immunities thereunder of the Trustee, the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the terms upon which said bonds may be issued thereunder. Capitalized terms used herein and not defined herein shall have the respective meanings in the Indenture, unless otherwise noted.

          The Bonds of the 2013 Series are not subject to any sinking fund.

          The Bonds of the 2013 Series shall be redeemed in whole by the Company prior to maturity (a) upon the sale or disposition substantially as an entirety of the Company's electric properties at Portland, Oregon, at a price ("Redemption Price") equal to the greater of (i) 100% of the principal amount hereof and (ii) an amount equal to the present value of the remaining principal and interest payments due under this bond (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 15 basis points, together in either case with accrued and unpaid interest to the date of redemption, upon notice to the holders of the Bonds of the 2013 Series given not more than ninety (90) nor less than thirty (30) days prior to the date of such redemption; (b) upon the sale or other disposition substantially as an entirety, whether in one or more transactions, of the electric distribution and transmission assets and properties of the Company in its service territory at the Redemption Price, upon notice given not more than ninety (90) nor less than thirty (30) days prior to the date of such redemption; and (c) upon written notice to the Trustee and the Company from Ambac that the Company is in breach of its covenant in Section 3.01(a) of the Insurance Agreement by and between the Company and Ambac dated April 8, 2003, at the Redemption Price, upon notice given not more than ninety (90) nor less than thirty (30) days prior to the date of such redemption.

          If this bond or any portion thereof ($1,000 or an integral multiple thereof) is duly called for redemption and payment duly provided for as specified in the Indenture, this bond or such portion thereof shall cease to be entitled to the lien of the Indenture from and after the date payment is so provided for and shall cease to bear interest from and after the date fixed for such redemption.

          In the event of the selection for redemption of a portion only of the principal of this bond, payment of the redemption price will be made only upon surrender of this bond in exchange for a bond or bonds (but only of authorized denominations of the same series) for the unredeemed balance of the principal amount of this bond.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five percent in principal amount of the bonds (exclusive of bonds disqualified by reason of the Company's interest therein) at the time outstanding, including, if more than one series of bonds shall be at the time outstanding, not less than sixty percent in principal amount of each series affected, to effect, by an indenture supplemental to the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the written approval or consent of all holders hereof which will
(i) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof, (ii) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or (iii) reduce the percentage of the principal amount of the bonds upon the approval or consent of the holders of which modifications or alterations may be made as aforesaid.

          The transfer of this bond is registrable by the registered owner hereof in person or by such owner's attorney duly authorized in writing, at the corporate trust office of the Trustee in the Borough of Manhattan, City and State of New York, upon surrender of this bond for cancellation and upon payment of any taxes or other governmental charges payable upon such transfer, and thereupon a new registered bond or bonds of the same series and of a like aggregate principal amount will be issued to the transferee or transferees in exchange therefor.

          The Company, the Trustee and any paying agent may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payments of or on account of the principal hereof and interest due hereon, and for all other purposes, whether or not this bond shall be overdue, and neither the Company, the Trustee nor any paying agent shall be affected by any notice to the contrary.

          Bonds of this series are issuable only in fully registered form without coupons in denominations of $1,000 or any amount in excess thereof that is an integral multiple thereof. The registered owner of this bond at its option may surrender the same for cancellation at said office of the Trustee and receive in exchange therefor the same aggregate principal amount of registered bonds of the same series but of other authorized denominations upon payment of any taxes or other governmental charges payable upon such exchange and subject to the terms and conditions set forth in the Indenture.

          If an event of default as defined in the Indenture shall occur, the principal of this bond may become or be declared due and payable before maturity in the manner and with the effect provided in the Indenture. The holders, however, of certain specified percentages of the bonds at the time outstanding, including in certain cases specified percentages of bonds of particular series, may in certain cases, to the extent and as provided in the Indenture, waive certain defaults thereunder and the consequences of such defaults.

          No recourse shall be had for the payment of the principal of or the interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, against any incorporator, shareholder, director or officer, past, present or future, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, shareholders, directors and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and as provided in the Indenture.

          The Indenture provides that this bond shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

               (End of Form of Bond of the 5.279% Series due 2013)

and

          WHEREAS, all acts and proceedings required by law and by the charter or articles of incorporation and bylaws of the Company necessary to make the Bonds of the 2013 Series to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute this Supplemental Indenture a valid and binding instrument, have been done and taken; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized;

          NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, that, in order to secure the payment of the principal of, premium, if any, and interest on all First Mortgage Bonds at any time issued and outstanding under the Original Indenture as supplemented and modified by the fifty-one supplemental indentures hereinbefore described and as supplemented and modified by this Supplemental Indenture, according to their tenor, purport and effect, and to secure the performance and observance of all the covenants and conditions therein and herein contained, and for the purpose of confirming and perfecting the lien of the Indenture on the properties of the Company hereinafter described, or referred to, and for and in consideration of the premises and of the mutual covenants herein contained, and acceptance of the Bonds of the 2013 Series by the holders thereof, and for other valuable consideration, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Supplemental Indenture and by these presents does grant, bargain, sell, warrant, alien, convey, assign, transfer, mortgage, pledge, hypothecate, set over and confirm unto the Trustee the following property, rights, privileges and franchises (in addition to all other property, rights, privileges and franchises heretofore subjected to the lien of the Original Indenture as supplemented by the fifty-one supplemental indentures hereinbefore described and not heretofore released from the lien thereof, all of which shall secure all bonds, including the Bonds of the 2013 Series), to wit:

                                    CLAUSE I

          Without in any way limiting anything in the Mortgage or hereinafter described, all and singular the lands, real estate, chattels real, interests in land, leaseholds, ways, rights-of-way, easements, servitudes, permits and licenses, lands under water, riparian rights, franchises, privileges, electric generating plants, electric transmission and distribution systems, and all apparatus and equipment appertaining thereto, offices, buildings, warehouses, garages, and other structures, tracks, machine shops, materials and supplies and all property of any nature appertaining to any of the plants, systems, business or operations of the Company, whether or not affixed to the realty, used in the operation of any of the premises or plants or systems or otherwise, which have been acquired by the Company since the execution and delivery of the Original Indenture and not heretofore included in any indenture supplemental thereto, and now owned or which may hereafter be acquired by the Company (other than excepted property as defined in the Mortgage).

                                    CLAUSE II

          All corporate, Federal, State, municipal and other permits, consents, licenses, bridge licenses, bridge rights, river permits, franchises, grants, privileges and immunities of every kind and description, owned, held, possessed or enjoyed by the Company (other than excepted property as defined in the Mortgage) and all renewals, extensions, enlargements and modifications of any of them, which have been acquired by the Company since the execution and the delivery of the Original Indenture and not heretofore included in any indenture supplemental thereto, and now owned or which may hereafter be acquired by the Company.

                                   CLAUSE III

          Also all other property, real, personal or mixed, tangible or intangible (other than excepted property as defined in the Mortgage) of every kind, character and description and wheresoever situated, whether or not useful in the generation, manufacture, production, transportation, distribution, sale or supplying of electricity, hot water or steam, which have been acquired by the Company since the execution and delivery of the Original Indenture and not heretofore included in any indenture supplemental thereto, and now owned or which may hereafter be acquired by the Company (other than excepted property as defined in the Mortgage).

                                    CLAUSE IV

          Together with all and singular the plants, buildings, improvements, additions, tenements, hereditaments, easements, rights, privileges, licenses and franchises and all other appurtenances whatsoever belonging or in any wise pertaining to any of the property hereby mortgaged or pledged, or intended so to be, or any part thereof, and the reversion and reversions, remainder and remainders, and the rents, revenues, issues, earnings, income, products and profits thereof, and every part and parcel thereof, and all the estate, right, title, interest, property, claim and demand of every nature whatsoever of the Company at law, in equity or otherwise howsoever, in, of and to such property and every part and parcel thereof (other than excepted property as defined in the Mortgage).

          TO HAVE AND TO HOLD all of said property, real, personal and mixed, and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby mortgaged, conveyed, pledged or assigned, or intended so to be, together with all the appurtenances thereto appertaining and the rents, issues and profits thereof, unto the Trustee and its successors and assigns, forever:

          SUBJECT, HOWEVER, to the exceptions, reservations, restrictions, conditions, limitations, covenants and matters contained in all deeds and other instruments whereunder the Company has acquired any of the property now owned by it, and to permitted encumbrances as defined in Subsection B of Section 1.11 of the Mortgage;

          BUT IN TRUST NEVERTHELESS, for the equal and proportionate use, benefit, security and protection of those who from time to time shall hold the bonds authenticated and delivered under the Original Indenture and the fifty-one supplemental indentures hereinbefore described or this Supplemental Indenture, and duly issued by the Company, without any discrimination, preference or priority of any one bond over any other by reason of priority in the time of issue, sale or negotiation thereof or otherwise, except as provided in Section
11.28 of the Mortgage, so that, subject to said Section 11.28, each and all of said bonds shall have the same right, lien and privilege under the Original Indenture and the fifty-one supplemental indentures hereinbefore described, or this Supplemental Indenture, and shall be equally secured thereby and hereby and shall have the same proportionate interest and share in the trust estate, with the same effect as if all of the bonds had been issued, sold and negotiated simultaneously on the date of delivery of the Original Indenture;

          AND UPON THE TRUSTS, USES AND PURPOSES and subject to the covenants, agreements and conditions in the Original Indenture and the fifty-one supplemental indentures hereinbefore described and herein set forth and declared.

                                  ARTICLE ONE.
                          BONDS OF THE 2013 SERIES AND
                      CERTAIN PROVISIONS RELATING THERETO.

          SECTION 1.01. Certain Terms of Bonds of the 2013 Series.

          (a) There is hereby established a series of First Mortgage Bonds of the Company designated and entitled as "First Mortgage Bonds, 5.279% Series due 2013" (sometimes referred to as the "Bonds of the 2013 Series"). The aggregate principal amount of the Bonds of the 2013 Series shall be limited to $50,000,000, excluding, however, any Bonds of the 2013 Series which may be executed, authenticated and delivered in exchange for or in lieu of or in substitution for other Bonds of such Series pursuant to the provisions of the Indenture.

         (b) The definitive Bonds of the 2013 Series (the "Definitive Bonds") shall be issuable in substantially the form as hereinabove set forth in fully registered form without coupons in the denomination of $1,000, or any amount in excess thereof that is an integral multiple of $1,000. The Bonds of the 2013 Series will be issued in global form ("Global Bonds") and deposited with, or on behalf of, The Depository Trust Company ("DTC" or the "Depository") or its nominee. Except as set forth herein, holders of beneficial interests in Global Bonds will not receive or be entitled to receive physical delivery in exchange therefor and will not be considered to be the owners or holders of such Global Bonds for any purpose under the Bonds of the 2013 Series or the Indenture.

          (c) Notwithstanding the provisions of Section 2.05 of the Mortgage, each Bond of the 2013 Series shall be dated as of the date of its authentication, shall mature on April 1, 2013 (the "Maturity Date"), except to the extent redeemed or repaid prior to the Maturity Date, and shall bear interest for the period ("Interest Period") from the April 1 or October 1, as the case may be, next preceding the date thereof to which interest has been paid, or, if the date thereof is an April 1 or October 1 to which interest has been paid, from the date thereof, or, if the date thereof is prior to October 1, 2003, from April 1, 2003, provided, however, that if and to the extent the Company shall default in payment of the interest due on such April 1 or October 1, then from the next preceding date to which interest has been paid or if such default shall be in respect of the interest due on October 1, 2003, then from April 1, 2003, until payment of the principal thereof has been made or duly provided for. Each Bond of the 2013 Series shall bear interest at the rate of
5.279 per cent per annum (calculated on the basis of a 360-day year of twelve 30-day months) until the payment of the principal thereof has been made or duly provided for, such interest to be payable semi-annually on April 1 and October 1 ("Interest Payment Date") in each year. If the Maturity Date or an Interest Payment Date falls on a day which is not a Business Day, as defined below, principal or interest payable with respect to such Maturity Date or Interest Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date or Interest Payment Date, as the case may be. The person in whose name any Bond of the 2013 Series is registered at the close of business on the applicable Record Date (as defined below) with respect to any Interest Payment Date shall be entitled to receive the interest payable thereon on such Interest Payment Date notwithstanding the cancellation of such Bond of the 2013 Series upon any registration of transfer or exchange thereof subsequent to such Record Date and prior to such Interest Payment Date, unless the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the person in whose name such Bond of the 2013 Series is registered on a subsequent record date fixed by the Company, which subsequent record date shall be fifteen (15) days prior to the payment of such defaulted interest; provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal thereof shall be payable. As used herein the term "Business Day" means any day, other than a Saturday or Sunday, that is not a legal holiday or other day on which banking institutions are required or authorized by law, regulation or executive order to close in The City of New York, New York, or London, England. As used herein, the term "Record Date" with respect to any Interest Payment Date shall mean the fifteenth day (whether or not such day is a Business Day) next preceding such Interest Payment Date. The principal of and interest on the Bonds of the 2013 Series shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the



payment of public and private debts at the office or agency of the Company in the Borough of Manhattan, City and State of New York.

          (d) Notwithstanding anything to the contrary in the Indenture, the Company will pay to the Trustee by 11:00 a.m., New York City time, on each Interest Payment Date and on the Maturity Date immediately available funds in an amount sufficient to pay all principal and interest due on the Bonds of the 2013 Series due on such Interest Payment Date and the Maturity Date. At or prior to 1:00 p.m., New York City time, on each Interest Payment Date and the Maturity Date, the Trustee shall determine whether there has been deposited by the Company with the Trustee sufficient funds to pay the principal of or interest on the Bonds of the 2013 Series on such Interest Payment Date and the Maturity Date. If the Trustee determines that it has received from the Company insufficient funds to make such payment, the Trustee shall so notify Ambac Assurance Corporation, or any successor thereto ("Ambac") in writing in the manner required by Section 3.03 hereof. Such notice shall specify the amount of the anticipated deficiency and whether the payment to be made on the Bonds of the 2013 Series on such Interest Payment Date and the Maturity Date will be deficient as to principal or interest, or both.

          (e) The Trustee shall, after giving notice to Ambac as provided in
Section 1.01(d) above, make available to Ambac and, at Ambac's direction, to The Bank of New York, in New York, New York, as insurance trustee for Ambac or any successor insurance trustee (the "Insurance Trustee"), the registration books of the Company maintained by the Trustee with respect to the Bonds of the 2013 Series, and all payment records of the Trustee in respect of the Bonds of the 2013 Series maintained under this Supplemental Indenture.

          (f) In the event the Trustee notifies Ambac of any deficiency of interest or principal payable on the Bonds of the 2013 Series pursuant to
Section 1.01(d) above, the Trustee shall provide Ambac and, at Ambac's direction, the Insurance Trustee with a list of holders of Bonds of the 2013 Series entitled to receive principal or interest payments from Ambac under the terms of the Financial Guaranty Insurance Policy No. 20774BE, issued by Ambac (the "Policy"), and shall make arrangements with the Insurance Trustee (i) to mail checks or drafts to the holders of Bonds of the 2013 Series entitled to receive full or partial interest payments from Ambac and (ii) to pay principal upon Bonds of the 2013 Series surrendered to the Insurance Trustee by the holders of Bonds of the 2013 Series entitled to receive full or partial principal payments from Ambac.

          (g) The Trustee shall, within one Business Day of the time it provides notice to Ambac pursuant to Section 1.01(d) above, furnish a notice substantially in the form of Exhibit C hereto, to the holders of Bonds of the 2013 Series entitled to receive the payment of principal or interest thereon from Ambac (i) as to the fact of such entitlement, (ii) that Ambac will remit to them all or a part of the interest payments next coming due upon proof of the holders' entitlement to interest payments and delivery to the Insurance Trustee of an appropriate assignment (the form of which shall be provided by Ambac) of the holders' right to such payment, (iii) that should they be entitled to receive full payment of principal from Ambac, they must surrender their Bonds of the 2013 Series (along with an appropriate instrument of assignment (the form of which shall be provided by Ambac) to permit ownership of such Bonds of the 2013 Series to be registered in the name of Ambac) for payment to the Insurance Trustee, and not the Trustee, and (iv) that should they be entitled to receive partial payment of principal from Ambac, they must surrender their Bonds of the

2013 Series for payment thereon first to the Trustee, which shall note on such Bonds of the 2013 Series the portion of the principal paid by the Trustee or any paying agent, and then, along with an appropriate instrument of assignment (the form of which shall be provided by Ambac), to the Insurance Trustee, which will then pay the unpaid portion of principal.

          (h) In the event the Trustee has received written notice that any payment of principal of or interest on Bonds of the 2013 Series that has become due and payable and has been made to a holder of the Bonds of the 2013 Series by or on behalf of the Company has been deemed a preferential transfer and theretofore recovered from such holder or former holder of such Bond of the 2013 Series pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with the final, nonappealable order of a court having competent jurisdiction, the Trustee shall, at the time Ambac is notified pursuant to
Section 1.01(d) above, notify all holders of Bonds of the 2013 Series that in the event that any holder's payment is so recovered, such holder will be entitled to payment from Ambac to the extent of such recovery if sufficient funds are not otherwise available, and the Trustee shall furnish to Ambac its records evidencing the payments of principal of and interest on the Bonds of the 2013 Series that have been made by the Trustee and subsequently recovered from holders and the dates on which such payments were made.

          (i) In addition to those rights granted Ambac under this Supplemental Indenture, Ambac shall, to the extent it makes payment of principal of or interest on Bonds of the 2013 Series, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Policy, and to evidence such subrogation (i) in the case of subrogation as to claims for past due interest, the Trustee shall note Ambac's rights as subrogee on the registration books of the Company maintained by the Trustee upon receipt from Ambac of proof of the payment of interest thereon to the holders of the Bonds of the 2013 Series, and (ii) in the case of subrogation as to claims for past due principal, the Trustee shall note Ambac's rights as subrogee on the registration books of the Company maintained by the Trustee upon surrender of the Bonds of the 2013 Series by the holders thereof.

          (j) Upon compliance with the provisions of Section 2.06 of the Mortgage and as provided in this Supplemental Indenture, and upon payment of any taxes or other governmental charges payable upon such exchange, Bonds of the 2013 Series may be exchanged for a new Bond or Bonds of the 2013 Series of different authorized denominations of like aggregate principal amount, subject, however, to the provisions of Section 1.10 below. The Trustee hereunder shall, by virtue of its office as such Trustee, be the registrar and transfer agent of the Company for the purpose of registering permitted transfers of Bonds of the 2013 Series.

          (k) Notwithstanding the provisions of Section 2.11 of the Mortgage, no service charge shall be made for any exchange or registration of transfer of Bonds of the 2013 Series, but the Company at its option may require payment of a sum sufficient to cover any tax or other governmental charge incident thereto.

          SECTION 1.02. Mandatory Redemption of Bonds of the 2013 Series.

          (a) The Bonds of the 2013 Series shall be redeemed prior to maturity, as a whole but not in part:

               (i) Upon the sale or disposition substantially as an entirety of the Company's electric properties at Portland, Oregon, at a price ("Redemption Price") equal to the greater of (i) 100% of the principal amount thereof and (ii) an amount equal to the present value of the remaining principal and interest payments due under the Bonds of the 2013 Series (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 15 basis points, together in either case with accrued and unpaid interest to the date of redemption. The Company shall give Ambac and the Trustee written notice of the Redemption Price ("Price Notice") immediately after the calculation thereof, and the Trustee shall have no responsibility for such calculation.

               (ii) Upon the sale or disposition substantially as an entirety, whether in one or more transactions, of the electric distribution and transmission assets and properties of the Company in its service territory, at the Redemption Price. The Company shall provide the Price Notice to Ambac and the Trustee immediately after the calculation of the Redemption Price, and the Trustee shall have no responsibility for such calculation.

               (iii) Upon written notice to the Trustee and the Company from Ambac that the Company is in breach of its covenant in Section 3.01(a) of the Insurance Agreement, at the Redemption Price. The Company shall provide the Price Notice to Ambac and the Trustee immediately after the calculation of the Redemption Price, and the Trustee shall have no responsibility for such calculation.

          (b) Redemption pursuant to this Section 1.02 shall take place upon prior notice given by mailing such notice to the respective registered owners of such Bonds of the 2013 Series not less than thirty (30) nor more than ninety
(90) days prior to the date of redemption and as otherwise required by the provisions of Article Nine of the Mortgage.

          (c) The following definitions shall apply for purposes of this Section 1.02:

               (i) "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Adjusted Treasury Rate will be calculated on the third Business Day preceding the redemption date.

               (ii) "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Bonds of the 2013 Series to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Bonds of the 2013 Series (the "Remaining Life").

               (iii) "Comparable Treasury Price" means (a) the average of four Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

               (iv) "Independent Investment Banker" means an independent investment and banking institution of national standing appointed by the Company.

               (v) "Insurance Agreement" means the Insurance Agreement dated April 8, 2003 by and between the Company and Ambac.

               (vi) "Reference Treasury Dealer" means a primary U.S. Government securities dealer in New York City selected by the Independent Investment Banker.

               (vii) "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the fourth Business Day preceding the redemption date.

          SECTION 1.03. Acknowledgements and Consents. Notwithstanding any provision of the Indenture, from the date of this Supplemental Indenture, but only so long as the Policy insuring the payments of the principal and interest on the Bonds of the 2013 Series shall be outstanding:

          (a) No modification of the Indenture that requires the consent of the holders of the Bonds of the 2013 Series shall be made without the consent of Ambac, whether or not it is the holder of any of the Bonds of the 2013 Series.

         (b) Ambac shall be a third party beneficiary to the Indenture and may enforce any right, remedy or claim conferred, given or granted to Ambac under this Supplemental Indenture; provided that nothing in the Indenture expressed or implied is intended or shall be construed to confer upon, or to give or grant to, any person or entity, other than the holders of the Bonds of the 2013 Series, the Company, the Trustee and, as provided in this Section 1.03, Ambac, any right, remedy or claim under or by reason of the Indenture or any covenant, condition or stipulation in the Indenture.

          (c) The Company will permit Ambac to discuss with appropriate officers of the Company the affairs and finances of the Company and any reasonable information regarding the lien of the Indenture on the properties of the Company and the accounts of the Company related thereto as Ambac may reasonably request, subject to any restrictions or limitations imposed on the Company by federal or state laws.

          (d) The Company agrees that it will not amend or modify, and will not consent to any amendment or modification to, this Section 1.03 without the express written consent of Ambac.

          SECTION 1.04. Defeasence. Notwithstanding Section 15.03 of the Mortgage, in the event that the principal and/or interest due on any of the Bonds of the 2013 Series shall be paid by Ambac pursuant to the Policy, such Bonds of the 2013 Series shall remain outstanding for all purposes of the Indenture, shall not be deemed defeased or otherwise satisfied, shall not be considered paid by the Company, and shall remain entitled to the lien, benefit, security and rights under the Indenture; provided that all such rights and benefits shall run to the benefit of Ambac, and Ambac shall be subrogated to the rights of the holders of such Bonds of the 2013 Series, in either case, to the extent of such payment.

          SECTION 1.05. Sections 4.04, 4.05 and 4.06 to Remain in Effect. Notwithstanding the provisions of Sections 4.04, 4.05, 4.06 and 4.07 of the Mortgage, the provisions of Sections 4.04, 4.05 and 4.06 of the Mortgage shall remain in full force and effect and shall be performed by the Company so long as any Bonds of the 2013 Series remain outstanding.

          SECTION 1.06. Certain Requirements of Mortgage to Remain Applicable. The requirements which are stated in the next to the last paragraph of Section
1.13 and in Clause (9) of Paragraph A of Section 3.01 of the Mortgage to be applicable so long as any of the Bonds of the 1975 Series are outstanding shall remain applicable so long as any of the Bonds of the 2013 Series are outstanding.

          SECTION 1.07. Certain Exceptions to Sections 2.06 and 2.10 of the Mortgage. Notwithstanding the provisions of Section 2.06 or Section 2.10 of the Mortgage, the Company shall not be required (a) to issue, register, discharge from registration, exchange or register the transfer of any Bond of the 2013 Series for a period of fifteen (15) days next preceding any selection by the Trustee of Bonds of the 2013 Series to be redeemed or (b) to register, discharge from registration, exchange or register the permitted transfer of any Bond of the 2013 Series so selected for redemption in its entirety or (c) to exchange or register the permitted transfer of any portion of a Bond of the 2013 Series which portion has been so selected for redemption.

          SECTION 1.08. Reference to Minimum Provision for Depreciation in Certificate of Available Additions. So long as any Bonds of the 2013 Series remain outstanding, all references to the minimum provision for depreciation in the form of certificate of available additions set forth in Section 3.03 of the Mortgage shall be included in any certificate of available additions filed with the Trustee, but whenever Bonds of the 2013 Series shall no longer be outstanding, all references to such minimum provisions for depreciation may be omitted from any such certificate.

          SECTION 1.09. Reporting Obligations. To the extent the Company is no longer required to file or does not voluntarily file the following documents with the Securities and Exchange Commission (the "SEC"), so long as any Bonds of the 2013 Series are outstanding, the

Company shall furnish to the Trustee, within the time periods specified in the SEC's rules and regulations, the following:

          (a) All quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants.

          (b) All current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

          The Trustee shall retain such documents in accordance with its customary procedures. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein.

          SECTION 1.10. Transfer and Exchange Provisions.

          (a) Transfer and Exchange of Global Bonds. Except as expressly permitted herein, Global Bonds may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or any such nominee to a successor of DTC or a nominee of such successor. Global Bonds shall be exchangeable for corresponding Definitive Bonds registered in a name other than DTC or its nominee only if (i) DTC (A) notifies the Company that it is unwilling or unable to continue as a Depository for any of the Global Bonds or (B) at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) there shall have occurred and be continuing an event of default with respect to the Bonds of the 2013 Series or (iii) the Company executes and delivers to the Trustee an order to the effect that the Global Bonds will be so exchangeable. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Bonds shall be issued in such names as the Depository shall instruct the Trustee. Global Bonds also may be exchanged or replaced, in whole or in part, as provided herein. Every Bond of the 2013 Series authenticated and delivered in exchange for, or in lieu of, a Global Bond or any portion thereof, pursuant to this Section 1.10(a) shall be authenticated and delivered in the form of, and shall be, a Global Bond. A Global Bond may not be exchanged for another Bond of the 2013 Series, whether in global or certificated form, other than as provided in this Section 1.10.

          (b) Transfer and Exchange of Beneficial Interests in the Global Bonds. The transfer and exchange of beneficial interests in the Global Bonds shall be effected through the Depository, in accordance with the provisions of the Indenture and the applicable rules and procedures of DTC, Morgan Guaranty Trust Company of New York, Brussels office, or its successor, as operator of the Euroclear system ("Euroclear") and Clearstream Banking, societe anonyme, Luxembourg ("Clearstream") that apply to such transfer or exchange at the relevant time (the "Applicable Procedures"). Beneficial interests in the Global Bonds shall be subject to restrictions on transfer comparable to those set forth herein to the extent required in order for the Company to comply



with the Securities Act. Transfers and exchanges of beneficial interests in the Global Bonds also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

     (i) Transfers and Exchanges of Beneficial Interests in Global Bonds. Transfers of beneficial interest in the Bonds of the 2013 Series shall require delivery to the Trustee, as registrar, by the transferor of either
     (A)(1) an order from a person who has an account with DTC, Euroclear or Clearstream (a "Participant") or an entity that clears through or maintains a direct or indirect custodial relationship with a Participant (an "Indirect Participant") given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Bond in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or
     (B)(1) an order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Bond in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depository to the Trustee, as registrar, containing information regarding the person in whose name such Definitive Bond shall be registered to effect the transfer or exchange referred to in (B)(1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Bonds contained in the Indenture and the Bonds of the 2013 Series or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Bond(s) pursuant to the Indenture.

     (ii) Transfer and Exchange of Beneficial Interests in a Global Bond for Beneficial Interests in the Unrestricted Global Bond. A beneficial interest in any Global Bond may be exchanged for a beneficial interest in a Global Bond not bearing or required to bear the private placement legend (the "Private Placement Legend") set forth on the form of face of the Bonds of the 2013 Series and in Section 1.10(f)(i) below (an "Unrestricted Global Bond") or transferred to a person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond if the exchange or transfer complies with the requirements of Section 1.10(b)(i) and the Trustee, as registrar, receives the following: (A) if the holder of such beneficial interest in a Global Bond proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Bond, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (1)(a) thereof; or (B) if the holder of such beneficial interest in a Global Bond proposes to transfer such beneficial interest to a person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond, a certificate from such holder substantially in the form of Exhibit A hereto, including the certifications in item (4) thereof; and a written opinion of legal counsel, reasonably acceptable to the Trustee, as registrar, and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act ("Opinion of Counsel").

If any such transfer is effected pursuant to the foregoing at a time when an Unrestricted Global Bond has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with the terms of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Bonds in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subclause (ii) above. Beneficial interests in an Unrestricted Global Bond cannot be exchanged for, or transferred to persons who take delivery thereof in the form of, a beneficial interest in a Global Bond containing the Private Placement Legend.

     (c) Transfer or Exchange of Beneficial Interests in Global Bonds for Definitive Bonds.

          (i) Beneficial Interests in Global Bonds to Definitive Bonds. Subject to the limitations set forth in Sections 1.01 and 1.10(a), if any holder of a beneficial interest in a Global Bond proposes to exchange such beneficial interest for a Definitive Bond or to transfer such beneficial interest to a person who takes delivery thereof in the form of a Definitive Bond, then, upon receipt by the Trustee, as registrar, of the following documentation:

               (A) if the holder of such beneficial interest in a Global Bond proposes to exchange such beneficial interest for a Definitive Bond, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (2)(a) thereof;

               (B) if the holder of such beneficial interest in a Global Bond proposes to transfer such beneficial interest to another person who takes delivery thereof in the form of a Definitive Bond, a certificate from such holder to the effect set forth in Exhibit A hereto, including any certifications and opinions of counsel required therein;

          the Trustee shall cause the aggregate principal amount of the applicable Global Bond to be reduced accordingly pursuant to Section 1.10(g), and the Company shall execute and, upon receipt of an authentication order pursuant to the terms of the Indenture, the Trustee shall authenticate and deliver to the person designated in the instructions a Definitive Bond in the appropriate principal amount. Any Definitive Bond issued in exchange for a beneficial interest in a Global Bond pursuant to this Section 1.10(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Trustee, as registrar, through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Bonds to the persons in whose names such Definitive Bonds are so registered. Any Definitive Bond issued in exchange for a beneficial interest in a Global Bond pursuant to this Section 1.10(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) Beneficial Interests in Global Bonds to Unrestricted Definitive Bonds. Subject to the limitations set forth in Sections 1.01 and 1.10(a), a holder of a beneficial interest in a Global Bond may exchange such beneficial interest for one or more Definitive Bonds that do not bear and are not required to bear the Private Placement Legend (the "Unrestricted

          Definitive Bonds") or may transfer such beneficial interest to a person who takes delivery thereof in the form of an Unrestricted Definitive Bond only if the Trustee, as registrar, receives the following: (A) if the holder of such beneficial interest in a Global Bond proposes to exchange such beneficial interest for an Unrestricted Definitive Bond, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (1)(b) thereof; or (B) if the holder of such beneficial interest in a Global Bond proposes to transfer such beneficial interest to a person who shall take delivery thereof in the form of an Unrestricted Definitive Bond, a certificate from such holder substantially in the form of Exhibit A hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subclause (ii) (except in the case of a transfer contemplated by item (4)(a) or (d) of Exhibit A), an Opinion of Counsel.

          (iii) Beneficial Interests in Unrestricted Global Bonds to Unrestricted Definitive Bonds. Subject to the limitations set forth in Sections 1.01 and 1.10(a), if any holder of a beneficial interest in an Unrestricted Global Bond proposes to exchange such beneficial interest for an Unrestricted Definitive Bond or to transfer such beneficial interest to a person who takes delivery thereof in the form of an Unrestricted Definitive Bond, then, upon satisfaction of the conditions set forth in Section 1.10(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Bond to be reduced accordingly pursuant to Section 1.10(g), and the Company shall execute and, upon receipt of an authentication order pursuant to the Mortgage and this Supplemental Indenture, the Trustee shall authenticate and deliver to the person designated in the instructions an Unrestricted Definitive Bond in the appropriate principal amount. Any Unrestricted Definitive Bond issued in exchange for a beneficial interest pursuant to this Section 1.10(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Trustee, as registrar, through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Bonds to the persons in whose names such Unrestricted Definitive Bonds are so registered. Any Unrestricted Definitive Bond issued in exchange for a beneficial interest in an Unrestricted Global Bond pursuant to this Section 1.10(c)(iii) shall not bear the Private Placement Legend.

          (d) Transfer and Exchange of Definitive Bonds for Beneficial Interests in Global Bonds.

          (i) Definitive Bonds to Beneficial Interests in Global Bonds. If any holder of a Definitive Bond proposes to exchange such Definitive Bond for a beneficial interest in a Global Bond or to transfer such Definitive Bond to a person who takes delivery thereof in the form of a beneficial interest in a Global Bond, then, upon receipt by the Trustee, as registrar, of the following documentation:

               (A) if the holder of such Definitive Bond proposes to exchange such Definitive Bond for a beneficial interest in a Global Bond, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (2)(b) thereof;



               (B) if the holder of such Definitive Bond proposes to transfer such Definitive Bond to another person who takes delivery thereof in the form of a beneficial interest in a Global Bond, a certificate from such holder to the effect set forth in Exhibit A hereto, including any certifications and opinions of counsel required therein;

          the Trustee shall cancel the Definitive Bond, increase or cause to be increased the aggregate principal amount of the appropriate Global Bond2013.

          (ii) Definitive Bonds to Beneficial Interests in Unrestricted Global Bonds. A holder of a Definitive Bond may exchange such Definitive Bond for a beneficial interest in an Unrestricted Global Bond or transfer such Definitive Bond to a person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond only if the Trustee, as registrar, receives the following: (A) if the holder of such Definitive Bonds proposes to exchange such Definitive Bonds for a beneficial interest in the Unrestricted Global Bond, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (1)(c) thereof; or (B) if the holder of such Definitive Bonds proposes to transfer such Definitive Bonds to a person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Bond, a certificate from such holder substantially in the form of Exhibit A hereto, including the certifications in item (4) thereof; and (except in the case of a transfer contemplated by item (4)(a) or (d) of Exhibit A), an Opinion of Counsel2013. Upon satisfaction of the conditions of this Section 1.10(d)(ii), the Trustee shall cancel the Definitive Bonds so transferred or exchanged and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Bond.

         (iii) Unrestricted Definitive Bonds to Beneficial Interests in Unrestricted Global Bonds. A holder of an Unrestricted Definitive Bond may exchange such Unrestricted Definitive Bond for a beneficial interest in an Unrestricted Global Bond or transfer such Unrestricted Definitive Bonds to a person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond at any time2013. Upon receipt of a request for such an exchange or for registration of such a transfer, the Trustee shall cancel the applicable Unrestricted Definitive Bond and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Bonds.

         (iv) Issuance of Unrestricted Global Bonds. If any such exchange or transfer from a Definitive Bond to a beneficial interest in a Global Bond is effected pursuant to subparagraphs (ii) or (iii) of this
         Section 1.10(d) at a time when an Unrestricted Global Bond has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with the Mortgage and this Supplemental Indenture, the Trustee shall authenticate one or more Unrestricted Global Bonds in an aggregate principal amount equal to the principal amount of Definitive Bonds so exchanged or transferred.

          (e) Transfer and Exchange of Definitive Bonds for Definitive Bonds. Upon request by a holder of Definitive Bonds and such holder's compliance with the provisions of this Section



1.10(e), the Trustee, as registrar, shall register the transfer or exchange of Definitive Bonds. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Trustee, as registrar, the Definitive Bonds duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Trustee, as registrar, duly executed by such holder or by its attorney, duly authorized in writing. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 1.10(e).

         (i) Definitive Bonds to Definitive Bonds. Any Definitive Bond may be transferred to and registered in the name of persons who take delivery thereof in the form of a Definitive Bond if the Trustee, as registrar, receives from the transferor a certificate substantially in the form of Exhibit A hereto, including the certifications and legal opinions required therein.

         (ii) Definitive Bonds to Unrestricted Definitive Bonds. Any Definitive Bond may be exchanged by the holder thereof for an Unrestricted Definitive Bond or transferred to a person or persons who take delivery thereof in the form of an Unrestricted Definitive Bond if the Trustee, as registrar, receives the following: (A) if the holder of such Definitive Bonds proposes to exchange such Definitive Bonds for an Unrestricted Definitive Bond, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (1)(d) thereof; or (B) if the holder of such Definitive Bonds proposes to transfer such Definitive Bonds to a person who shall take delivery thereof in the form of an Unrestricted Definitive Bond, a certificate from such holder substantially in the form of Exhibit A hereto, including the certifications in item (4) thereof; and (except in the case of a transfer contemplated by item
         (4)(a) or (d) of Exhibit A), an Opinion of Counsel.

         (iii) Unrestricted Definitive Bonds to Unrestricted Definitive Bonds. A holder of Unrestricted Definitive Bonds may transfer such Unrestricted Definitive Bonds to a person who takes delivery thereof in the form of an Unrestricted Definitive Bond. Upon receipt of a request to register such a transfer, the Trustee, as registrar, shall register the Unrestricted Definitive Bonds pursuant to the instructions from the holder thereof.

          (f) Legends. The following legends shall appear on the face of all Global Bonds and Definitive Bonds issued under this Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this Supplemental Indenture.

         (i) Private Placement Legend.

               (A) Except as permitted by subparagraph (B) below, each Global Bond and each Definitive Bond (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                    THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS BOND,



                    AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS BOND MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN
                    (A)(1) TO THE COMPANY, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS BOND IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT OR (5) IN ACCORDANCE WITH ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF EACH STATE OF THE UNITED STATES. IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE (5) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS BOND COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS BOND, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT.

               (B) Notwithstanding the foregoing, any Global Bond or Definitive Bond issued pursuant to subparagraphs (b)(ii), (c)(ii), (c)(iii),
               (d)(ii), (d)(iii), (e)(ii) and (e)(iii) of this Section 1.10 (and all Bonds of the 2013 Series issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

         (ii) Global Bond Legend. Each Global Bond shall bear a legend in substantially the following form (unless otherwise specified by the Depository):

                    THIS GLOBAL BOND IS HELD BY THE DEPOSITORY (AS DEFINED IN THE MORTGAGE AND SUPPLEMENTAL


                    INDENTURE GOVERNING THIS BOND) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 1.10 OF THE SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL BOND MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 1.10(a) OF THE SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL BOND MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
                    SECTION 2.06 OF THE MORTGAGE AND (IV) THIS GLOBAL BOND MAY BE TRANSFERRED AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
                    YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         (iii) Insurance Legend. Each Global Bond and each Definitive Bond (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

                    Financial Guaranty Insurance Policy No. 20774BE, or any successor policy (the "Policy"), with respect to payments due for principal of and interest on this bond has been issued by Ambac Assurance Corporation ("Ambac"). The Policy has been delivered to The Bank of New York, New York, New York, as the Insurance Trustee under said Policy and will be held by such Insurance Trustee or any successor insurance trustee. The Policy is on file and available for inspection at the principal office of the Insurance Trustee and a copy thereof may be secured from



                    Ambac or the Insurance Trustee. All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of this bond acknowledges and consents to the rights, including subrogation rights, of Ambac as more fully set forth in the Policy and the Indenture.

          (g) Cancellation and/or Adjustment of Global Bonds. At such time as all beneficial interests in a particular Global Bond have been exchanged for Definitive Bonds or a particular Global Bond has been redeemed, repurchased or cancelled in whole and not in part, each such Global Bond shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.06 of the Mortgage. At any time prior to such cancellation, if any beneficial interest in a Global Bond is exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Bond or for Definitive Bonds, the principal amount of Bonds of the 2013 Series represented by such Global Bond shall be reduced accordingly and an endorsement shall be made on such Global Bond by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Bond, the principal amount of Bonds of the 2013 Series represented by such other Global Bond shall be increased accordingly and an endorsement shall be made on such Global Bond by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

          (h) General Provisions Relating to Transfers and Exchanges.

          (i) The Bonds of the 2013 Series shall be transferable only upon the surrender of a Bond of the 2013 Series for registration of transfer and in compliance with this Section 1.10. When a bond is presented to the Trustee, as registrar, with a request to register a transfer, the Trustee, as registrar, shall register the transfer as requested if the requirements of Section 8-401 of the Uniform Commercial Code and this
          Section 1.10 are met. When Bonds of the 2013 Series are presented to the Trustee, as registrar, with a request to exchange them for an equal principal amount of Global Bonds or Definitive Bonds of other denominations, the Trustee, as registrar, shall make the exchange as requested if the same requirements are met.

          (ii) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Bonds and Definitive Bonds upon receipt of an authentication order from the Company in accordance with the Indenture.

          (iii) The Trustee, as registrar, shall retain copies of all certificates, opinions of counsel, notices and other written communications received pursuant to this Section 1.10 in accordance with its customary procedures. The Company shall have the right to inspect and make copies of all such certificates, opinions of counsel, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee, as registrar.



          (iv) All Global Bonds and Definitive Bonds issued upon any registration of transfer or exchange of Global Bonds or Definitive Bonds shall be the valid obligations of the Company, evidencing the same indebtedness, and entitled to the same benefits under the Indenture, as the Global Bonds or Definitive Bonds surrendered upon such registration of transfer or exchange.

          (v) Prior to due presentment for the registration of a transfer of any Bond of the 2013 Series, the Trustee, any agent and the Company may deem and treat the person in whose name any Bond of the 2013 Series is registered as the absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest, payment of the redemption price and for all other purposes, and none of the Trustee, any agent or the Company shall be affected by notice to the contrary.

          (vi) The Trustee shall authenticate Global Bonds and Definitive Bonds in accordance with the provisions of the Mortgage and this Supplemental Indenture.

          (vii) All certifications, certificates and opinions of counsel required to be submitted to the Trustee, as registrar, pursuant to this Section 1.10 to effect a registration of transfer or exchange may be submitted by facsimile, with an original of such document to be sent promptly thereafter.

          (viii) Notwithstanding anything herein to the contrary, as to any certifications and certificates delivered to the Trustee, as registrar, pursuant to this Section 1.10, the registrar's duties shall be limited to confirming that any such certifications and certificates delivered to it are substantially in the form of Exhibits A and B attached hereto. The Trustee, as registrar, shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

          SECTION 1.11. CUSIP, ISIN or Common Code Numbers. The Company in issuing the Bonds of the 2013 Series may use "CUSIP," "ISIN" or "Common Code" numbers (if then generally in use) and, if so, the Trustee shall use such numbers in notices of redemption or repurchase as a convenience to holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the bonds or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the other identification numbers printed on the bonds, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in "CUSIP," "ISIN" or "Common Code" numbers.

          SECTION 1.12. Duration of Article One. This Article One shall be of force and effect only so long as any Bonds of the 2013 Series are outstanding.



                                  ARTICLE TWO.
                                    TRUSTEE.

          SECTION 2.01. Trustee Consents. Notwithstanding any provision of the Indenture, from the date of this Supplemental Indenture, but only so long as the Policy insuring the payments of the principal and interest on the Bonds of the 2013 Series shall be outstanding:

          (a) The Trustee acknowledges, agrees and consents that unless the Trustee has received written notice that the Policy is no longer in effect, no modification of the Indenture that requires the consent of the holders of the Bonds of the 2013 Series shall be made without the consent of Ambac, whether or not it is the holder of any of the Bonds of the 2013 Series.

          (b) In addition to notice to the holders of the Bonds of the 2013 Series, the Trustee shall send to Ambac, at the address provided to the Trustee in writing from time to time by Ambac, all notices and other communications required to be sent to the holders of the Bonds of the 2013 Series pursuant to the Indenture; provided that if Ambac shall fail to provide to the Trustee in writing an address, such notices and communications shall be sent to the holders of the Bonds of the 2013 Series only.

          (c) The Trustee agrees that it will not amend or modify, and will not consent to any amendment or modification to, this Section 2.01 without the express written consent of Ambac.

          SECTION 2.02. Duties of Trustee. The Trustee hereby accepts the trust hereby created. The Trustee undertakes, prior to the occurrence of an event of default and after the curing of all events of default which may have occurred, to perform such duties and only such duties as are specifically set forth in the Indenture, on and subject to the terms and conditions set forth in the Indenture, and in case of the occurrence of an event of default (which has not been cured) to exercise such of the rights and powers vested in it by the Indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the Bonds of the 2013 Series issued hereunder or the due execution thereof by the Company. The Trustee shall be under no obligation or duty with respect to the filing, registration or recording of this Supplemental Indenture or the re-filing, re-registration or re-recording thereof. The recitals of fact contained herein or in the Bonds of the 2013 Series (other than the Trustee's authentication certificate) shall be taken as the statements solely of the Company, and the Trustee assumes no responsibility for the correctness thereof.

          Notwithstanding Section 2.01 of this Supplemental Indenture, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of the Policy and shall be under no obligation or duty with respect thereto, including determining if the Policy shall be or remain outstanding. Until such time as the Trustee shall receive written notice from Ambac and the Company that the Policy is no longer outstanding or otherwise is not applicable to the Bonds of the 2013 Series, the Trustee shall be entitled to and shall assume that the Policy is outstanding and applicable



to the Bonds of the 2013 Series.

                                 ARTICLE THREE.
                            MISCELLANEOUS PROVISIONS.

          SECTION 3.01. Date of this Supplemental Indenture. Although this Supplemental Indenture, for convenience and for the purpose of reference, is dated April 1, 2003, the actual date of execution by the Company and by the Trustee is as indicated by their respective acknowledgments hereto annexed.

          SECTION 3.02. Relation to Original Indenture. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture as heretofore supplemented and modified, and as supplemented and modified hereby, the Original Indenture as heretofore supplemented and modified is in all respects ratified and confirmed, and the Original Indenture as heretofore and hereby supplemented and modified shall be read, taken and construed as one and the same instrument. All terms used in this Supplemental Indenture shall be taken to have the same meaning as in the Original Indenture except in cases where the context clearly indicates otherwise.

          SECTION 3.03. Notices to Ambac. Any notices and other communications required to be provided to Ambac under this Supplemental Indenture shall be in writing and addressed to the following:

                  Ambac Assurance Corporation
                  One State Street Plaza
                  New York, NY 10004
                  Attention: Surveillance Department


with a copy to:

                  Ambac Assurance Corporation
                  One State Street Plaza
                  New York, NY 10004
                  Attention: General Counsel

or at such other address as may be designated by Ambac in writing to the Trustee.

          SECTION 3.04. Invalid, Illegal or Unenforceable Provisions. In case any one or more of the provisions contained in this Supplemental Indenture or in the Bonds of the 2013 Series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture, but this Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.



          SECTION 3.05. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

          SECTION 3.06. Conflicting Provision. If any provision of this Supplemental Indenture conflicts with another provision of the Mortgage required to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Indenture) by any of the provisions of said Act, such required provision shall control.

          SECTION 3.07. Headings. Article and Section headings and the table of contents used herein are for convenience of reference only, are not part of this Supplemental Indenture and are not to affect the construction of, or to be taken into consideration in interpreting, this Supplemental Indenture.

          SECTION 3.08. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK DETERMINED WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), PROVIDED THAT THE FOREGOING SHALL NOT APPLY TO THE CREATION OR ENFORCEMENT OF ANY LIEN ON REAL PROPERTY CREATED BY THE INDENTURE, WHICH SHALL BE GOVERNED BY THE LAWS OF THE STATE IN WHICH SUCH REAL PROPERTY IS LOCATED.



          IN WITNESS WHEREOF, Portland General Electric Company has caused this Supplemental Indenture to be signed in its corporate name by its President or one of its Executive Vice Presidents or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries, and in token of its acceptance of the trusts created hereunder, HSBC Bank USA has caused this Supplemental Indenture to be signed in its corporate name by one of its Vice Presidents or one of its Assistant Vice Presidents or one of its Corporate Trust Officers and its corporate seal to be hereunto affixed and attested by one of its Corporate Trust Officers, all as of the day and year first above written.

                                            PORTLAND GENERAL ELECTRIC COMPANY


                                            By:      //Mary K. Turina
                                               --------------------------------
                                            Name:    Mary K. Turina
                                            Title:   Vice President

Attest: // Steve F. McCarrel
       --------------------------
Title:   Assistant Secretary


(Seal)

                                            HSBC BANK USA, as Trustee


                                            By:      Deidra N. Ross
                                                -------------------------------
                                            Name:    Deidra N. Ross
                                            Title:   Assistant Vice President

Attest: // Frank J. Godino
--------------------------
Title:     Vice President


 (Seal)



State of Oregon      )
                     ) ss.
County of Multnomah  )

          The foregoing instrument was acknowledged before me on this 4th day of April, 2003 by Mary K. Turina, a Vice President of PORTLAND GENERAL ELECTRIC COMPANY, an Oregon corporation, on behalf of said corporation.


                                               // Bari H. Gilbert
                                         -----------------------------------
                                         Notary Public for Oregon
                                         My Commission Expires:  12/28/2004

[NOTARIAL SEAL]

State of New York   )
                    ) ss.
County of New York  )


          The foregoing instrument was acknowledged before me on this 7th day of April, 2003 by Deidra N. Ross, an Assistant Vice President of HSBC BANK USA, a New York banking corporation and trust company, on behalf of said corporation.


                                          // Marcia Markowski
                                          -------------------------------------
                                          Notary Public, State of New York
                                          No. 24-01MA4761665
                                          My Commission Expires:  11-30-06

[NOTARIAL SEAL]




State of Oregon      )
                     )  ss.
County of Multnomah  )


          Mary K. Turina and Steven F. McCarrel, a Vice President and Assistant Secretary, respectively, of PORTLAND GENERAL ELECTRIC COMPANY, an Oregon corporation, the mortgagor in the foregoing mortgage named, being first duly sworn, on oath depose and say that they are the officers above named of said corporation and that this affidavit is made for and on its behalf by authority of its Board of Directors and that the aforesaid mortgage is made by said mortgagor in good faith, and without any design to hinder, delay or defraud creditors.

Subscribed and sworn to before me this 4th day of April, 2003.


                                              // Bari H. Gilbert
                                              ---------------------------------
                                              Notary Public for Oregon
                                              My Commission Expires: 12/28/2004

[NOTARIAL SEAL]





                                                                     EXHIBIT A

                         FORM OF CERTIFICATE OF TRANSFER

PORTLAND GENERAL ELECTRIC COMPANY
HSBC BANK USA (formerly the Marine Midland Trust Company of New York) 452 Fifth Avenue
New York, NY  10018
Attention:  Issuer Services

                  Re:   PORTLAND GENERAL ELECTRIC COMPANY
                        5.279% FIRST MORTGAGE BONDS DUE 2013 (the "Bonds").

          Reference is hereby made to that certain Indenture of Mortgage and Deed of Trust, dated July 1, 1945 between Portland General Electric Company (the "Issuer") and HSBC Bank USA (formerly the Marine Midland Trust Company of New
York), as trustee (the "Trustee"), as such indenture has been amended from time to time by various supplemental indentures (the "Original Indenture") and the Fifty-second Supplemental Indenture dated as of [January 1], 2003 between the Issuer and the Trustee (the "Supplemental Indenture," and together with the Original Indenture, the "Indenture"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ______________ (the "Transferor") owns and proposes to transfer the Bonds or interests in Bonds specified in Annex A hereto, in the principal amount of $___________ (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

          [CHECK ALL THAT APPLY]

          1. [] Check if Transferee will take delivery of a beneficial interest in a Global Bond or a Definitive Bond Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest in a Global Bond or a Definitive Bond is being transferred to a person that the Transferor reasonably believed and believes is purchasing the beneficial interest in a Global Bond or such Definitive Bond for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any relevant State of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Bond will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Bonds and/or the Definitive Bonds and in the Indenture and with the Securities Act.

          2. [] Check if Transferee will take delivery of a beneficial interest in a Global Bond or a Definitive Bond pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that
(i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts (as defined in Rule 902 of Regulation
S) have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period (as provided in Rule 904 of Regulation S), the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser) and the interest transferred will be held immediately thereafter through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest in a Global Bond or Definitive Bond will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Global Bonds and/or the Definitive Bonds and in the Indenture and with the Securities Act.

          3. [] Check and complete if Transferee will take delivery of a beneficial interest in a Global Bond or a Definitive Bond pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in the Global Bonds and the Definitive Bonds and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any relevant State of the United States, and accordingly the Transferor hereby further undertakes to furnish, or cause the Transferee to furnish, to the Company and the Trustee such certificates and other information as they may reasonably require to confirm that the transfer to the Transferee of the Global Bond or the Definitive Bond complies with the foregoing restrictions.

          Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest in the Global Bond or Definitive Bond will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Bond or the Definitive Bonds and in the Indenture and the Securities Act.

          4. [] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Bond or of an Unrestricted Definitive Bond.

               (a) [] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any relevant State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest in a Global Bond or Definitive Bond will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Bonds, on the Definitive Bonds and in the Indenture.

               (b) [] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Bond will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Bonds, on the Definitive Bonds and in the Indenture.

               (c) [] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest in a Global Bond or Definitive Bond will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Bonds or Definitive Bonds and in the Indenture. This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

         ______________________
         [Insert Name of Transferor]

         By:___________________
         Name:
         Title:

         Dated:____________

                       ANNEX A TO CERTIFICATE OF TRANSFER

         1. The Transferor owns and proposes to transfer the following:

         [CHECK ONE OF (a) OR (b)]

               (a) [] a beneficial interest in a Global Bond (CUSIP ______), or

               (b) [] a Definitive Bond.

         2. After the Transfer the Transferee will hold:

         [CHECK ONE]

               (a) [] a beneficial interest in the:

                    (i) [] Global Bond (CUSIP ______), or

                    (ii) [] Unrestricted Global Bond (CUSIP ______); or

               (b) [] a Definitive Bond; or

               (c) [] an Unrestricted Definitive Bond,

         in accordance with the terms of the Indenture.

                                                                      EXHIBIT B

                         FORM OF CERTIFICATE OF EXCHANGE

PORTLAND GENERAL ELECTRIC COMPANY
HSBC BANK USA (formerly the Marine Midland Trust Company of New York) 452 Fifth Avenue
New York, NY  10018
Attention:  Issuer Services

                  Re:    PORTLAND GENERAL ELECTRIC COMPANY
                         5.279% FIRST MORTGAGE BONDS DUE 2013 (the "Bonds").

          Reference is hereby made to that certain Indenture of Mortgage and Deed of Trust, dated July 1, 1945 between Portland General Electric Company (the "Issuer") and HSBC Bank USA (formerly the Marine Midland Trust Company of New
York), as trustee (the "Trustee"), as such indenture has been amended from time to time by various supplemental indentures (the "Original Indenture") and the Fifty-second Supplemental Indenture dated as of [January 1], 2003 between the Issuer and the Trustee (the "Supplemental Indenture," and together with the Original Indenture, the "Indenture"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ____________, (the "Owner") owns and proposes to exchange the Bonds or beneficial interests in the Bonds specified herein, in the principal amount of $____________ (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

     1. Exchange of Definitive Bonds or Beneficial Interests in a Global Bond for Unrestricted Definitive Bonds or Beneficial Interests in an Unrestricted Global Bond

          (a) [] Check if Exchange is from beneficial interest in a Global Bond to beneficial interest in an Unrestricted Global Bond. In connection with the Exchange of the Owner's beneficial interest in a Global Bond for a beneficial interest in an Unrestricted Global Bond in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Bonds and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Bond is being acquired in compliance with any applicable blue sky securities laws of any relevant State of the United States.

          (b) [] Check if Exchange is from beneficial interest in a Global Bond to Unrestricted Definitive Bond. In connection with the Exchange of the Owner's beneficial interest in a Global Bond for an Unrestricted Definitive Bond, the Owner hereby certifies (i) the Unrestricted Definitive Bond is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Bonds and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Bond is being acquired in compliance with any applicable blue sky securities laws of any relevant State of the United States.

     (c) [] Check if Exchange is from Definitive Bond to beneficial interest in an Unrestricted Global Bond. In connection with the Owner's Exchange of a Definitive Bond for a beneficial interest in an Unrestricted Global Bond, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Definitive Bonds and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any relevant State of the United States.

          (d) [] Check if Exchange is from Definitive Bond to Unrestricted Definitive Bond. In connection with the Owner's Exchange of a Definitive Bond for an Unrestricted Definitive Bond, the Owner hereby certifies (i) the Unrestricted Definitive Bond is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Definitive Bonds and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Bond is being acquired in compliance with any applicable blue sky securities laws of any relevant State of the United States.

     2. Exchange of Definitive Bonds or Beneficial Interests in Global Bonds for Definitive Bonds or Beneficial Interests in Global Bonds

          (a) [] Check if Exchange is from beneficial interest in a Global Bond to Definitive Bond. In connection with the Exchange of the Owner's beneficial interest in a Global Bond for a Definitive Bond with an equal principal amount, the Owner hereby certifies that the Definitive Bond is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Definitive Bond issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Bond and in the Indenture and the Securities Act.

          (b) [] Check if Exchange is from Definitive Bond to beneficial interest in a Global Bond. In connection with the Exchange of the Owner's Definitive Bond for a beneficial interest in a Global Bond (only if the Owner is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or if the Owner is Non-U.S. person) the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Bonds and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any relevant State of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Global Bond and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                      ______________________
                                      [Insert Name of Owner]


                                      By:_____________________________________
                                          Name:
                                          Title:


                                      Dated:____________

                                                                     EXHIBIT C



                       Notice Pursuant to Section 1.01(g)



TO EACH HOLDER OF THE BONDS OF THE 2013 SERIES OF PORTLAND GENERAL ELECTRIC COMPANY


          In accordance with Section 1.01(g) of the Fifty-second Supplemental Indenture, you are hereby notified (i) that you are entitled to receive the payment of principal or interest on your Bond(s) from Ambac Assurance Corporation ("Ambac") in accordance with the Financial Guaranty Insurance Policy No. 20774BE, or any successor policy (the "Policy"), as noted on your Bond certificate(s), (ii) that Ambac will remit to you all or a part of the interest payments next coming due upon proof of your entitlement to interest payments and delivery to the Insurance Trustee, in form satisfactory to The Bank of New York, as Insurance Trustee, of an appropriate assignment (the form of which shall be provided by Ambac) of your right to such payment, (iii) that should you be entitled to receive full payment of principal from Ambac, you must surrender your Bond(s) (along with an appropriate instrument of assignment (the form of which shall be provided by Ambac) to permit ownership of such Bond(s) to be registered in the name of Ambac) to the Insurance Trustee, and (iv) that should you be entitled to receive partial payment of principal from Ambac, you must surrender your Bond(s) for payment thereon first to HSBC Bank USA, as Trustee under the Fifty-second Supplemental Indenture, to have noted on your Bond(s) the portion of the principal paid by the Trustee or the Paying Agent, if any, and then, along with an appropriate instrument of assignment (the form of which shall be provided by Ambac) to the Insurance Trustee, which will then pay the unpaid portion of principal.



                                      HSBC BANK USA, as Trustee


                                      By:_________________________
                                      Name:
                                      Title:


                                      -1-